UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2015

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Amendment to First Lien Credit Agreement

Effective May 31, 2015, Full House Resorts, Inc. (the “Company”) entered into a Fourth Amendment to First Lien Credit Agreement (the “First Lien Amendment”), which amends certain provisions of the First Lien Credit Agreement dated as of June 29, 2012 (as amended, the “First Lien Credit Agreement”) by and among the Company as borrower, the lenders from time to time parties thereto (the “First Lien Lenders”) and Capital One, National Association (“Capital One”) as administrative agent for the Lenders, as L/C Issuer and Swing Line Lender (each as defined in the First Lien Credit Agreement).

The First Lien Amendment (i) extends the period for draws against the $10 million term loan associated with the hotel construction at Silver Slipper Casino and Hotel to August 31, 2015, and (ii) extends the time that the first payment is due for this term loan to October 1, 2015.

A copy of the First Lien Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

In connection with the First Lien Amendment:

(i)	The Company’s subsidiaries entered into an Acknowledgment of First Lien Guarantors (the “Acknowledgment of Guarantors”) dated May 31, 2015 by and between (i) Full House Subsidiary, Inc., Full House Subsidiary II, Inc., Gaming Entertainment (Indiana) LLC, Gaming Entertainment (Nevada) LLC, Stockman’s Casino, and Silver Sipper Casino Venture LLC, and (ii) Capital One as Administrative Agent and Collateral Trustee for the Lender Parties (each as defined in the First Lien Credit Agreement). The Acknowledgement of Guarantors is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
(ii)	Pursuant to the requirements of (i) the Second Lien Credit Agreement dated as of October 1, 2012, as amended, by and among the Company as borrower, the lenders from time to parties thereto (the “Second Lien Lenders”) and ABC Funding, LLC (“ABC Funding”) as administrative agent for the Second Lien Lenders, and (ii) the Intercreditor Agreement by and among Capital One, ABC Funding, the Company and the Company’s subsidiaries identified therein dated October 1, 2012, ABC Funding (as Second Lien Collateral Trustee for the Second Lien Lenders), executed that certain Acknowledgment of Second Lien Lenders dated as of May 31, 2015 in favor of Capital One, as administrative agent and collateral trustee for the First Lien Lenders (the “Second Lien Acknowledgement”). The Second Lien Acknowledgment is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Fourth Amendment to First Lien Credit Agreement dated as of May 31, 2015, by and among Full House Resorts, Inc. as borrower, the lenders from time to time parties thereto and Capital One, National Association, as administrative agent for the Lenders, as L/C Issuer and as Swing Line Lender.

Exhibit 10.2

Acknowledgment of First Lien Guarantors dated May 31, 2015 by and between (i) Full House Subsidiary, Inc., Full House Subsidiary II, Inc., Gaming Entertainment (Indiana) LLC, Gaming Entertainment (Nevada) LLC, Stockman’s Casino, and Silver Sipper Casino Venture LLC, and (ii) Capital One, National Association, as Administrative Agent and Collateral Trustee for the Lender Parties.

Exhibit 10.3	Acknowledgment of Second Lien Lenders dated May 31, 2015 executed by ABC Funding, LLC as administrative agent and collateral trustee for the Second Lien Lenders (defined below) listed in that certain Second Lien Credit Agreement dated as of October 1, 2012, as amended, by and among the Company, as borrower, the lenders from time to time parties thereto (the “Second Lien Lenders”) and ABC Funding, LLC as administrative agent for the Second Lien Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: June 4, 2015	/s/ Elaine L. Guidroz
Elaine L. Guidroz
Secretary